CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” and to the incorporation by reference of our report dated August 23, 2019 on the financial statements and financial highlights of Touchstone Balanced Fund, Touchstone International Equity Fund, Touchstone Large Cap Focused Fund, Touchstone Small Company Fund, Touchstone International Growth Opportunities Fund, Touchstone International Small Cap Fund, Touchstone Large Cap Fund, Touchstone Large Company Growth Fund, Touchstone Ohio Tax-Free Bond Fund and Touchstone Value Fund included in the Annual Report to Shareholders for the fiscal year and period ended June 30, 2019, in Post-Effective Amendment Number 202 to the Registration Statement under the Securities Act of 1933 (Form N-1A, No. 002-80859), filed with the Securities and Exchange Commission.

Cincinnati, Ohio                        /s/ Ernst & Young LLP
October 25, 2019